EXHIBIT 99.1A

                          FREEDOM INVESTMENT TRUST III


        AMENDMENT NO.1 TO MASTER TRUST AGREEMENT AS AMENDED AND RESTATED

         Amendment No. 1 to the Master Trust Agreement dated June 16, 1989, as amended and restated as of May 14, 1991, made at Boston, Massachusetts, as of this 25th day of June, 1992.

                              W I T N E S S E T H:

         WHEREAS, Section 7.3 of the Master Trust Agreement dated June 16, 1989, as amended and restated as of May 14, 1991 (the "Agreement") of Freedom Investment Trust III (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder.

         NOW, THEREFORE, the Trustees hereby state:
         1. That Section 4.2 of the Agreement and all other appropriate references in the Agreement are amended, effective August 10, 1992, to change the name of the established and designated Sub-Trust Freedom Discovery Fund to John Hancock Discovery Fund.

         Furthermore, that the initial paragraph of Section 4.2 of the Agreement as heretofore in effect is amended, effective August 10, 1992, to read as follows:

                  "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate two Sub-Trusts: Freedom Environmental Fund and John Hancock Discovery Fund. The Shares of such Sub-Trusts and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

         2. That Section 4.2 of the Agreement and all other appropriate references in the Agreement are amended, effective October 1, 1992, to change the name of the established and designated Sub-Trust Freedom Environmental Fund to John Hancock Freedom Environmental Fund.

              Furthermore, that the initial paragraph of Section 4.2 of the Agreement as heretofore in effect is amended, effective October 1, 1992, to read as follows:

                  "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate two Sub-Trusts: John Hancock Freedom Environmental Fund and John Hancock Discovery Fund. The Share of such Sub-Trusts and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

         3. That Section 1.1 of the Agreement and all other appropriate references in the Agreement are amended, effective July 1, 1992, to change the address of the Trust as follows:

         One Beacon Street
         Boston, Massachusetts  02108
                  to
         101 Huntington Avenue
         Boston, Massachusetts

         Furthermore, that Section 1.1 of the Agreement as heretofore in effect is amended, effective July 1, 1992, to read as follows:

                  "Section 1.1 Name and Principal Office. This Trust shall be known as "Freedom Investment Trust III" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal office of the Trust shall be located at 101 Huntington Avenue, Boston, Massachusetts 02199 or at such other location as the Trustees may from time to time determine."

         The undersigned, being a majority of the Trustees of the Trust, hereby certify that the amendment set forth above has been duly adopted in accordance with the provision of the Master Trust Agreement of the Trust.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seals for themselves and their assigns, as of this 25th day of June, 1992.


/s/ Hugh A. Dunlap, Jr.                        /s/ Douglas M. Costle
------------------------------                 ------------------------------
    Hugh A. Dunlap, Jr.                            Douglas M. Costle

/s/ Edward J. Boudreau, Jr.                    /s/ William A. Barron, III
------------------------------                 ------------------------------
    Edward J. Boudreau, Jr.                        William A. Barron, III

/s/ Richard A. Farrell                         /s/ Ralph Lowell, Jr.
------------------------------                 ------------------------------
    Richard A. Farrell                             Ralph Lowell, Jr.

/s/ Leland O. Erdahl                           /s/ Patrick Grant
------------------------------                 ------------------------------
    Leland O. Erdahl                               Patrick Grant

/s/ John A Moore                               /s/ John W. Pratt
------------------------------                 ------------------------------
    John A. Moore                                  John W. Pratt

COMMONWEALTH OF MASSACHUSETTS          )
                                       )  SS.
COUNTY OF SUFFOLK                      )

         Then personally appeared the above-named Hugh A. Dunlap, Jr. Edward J. Boudreau, Jr., Douglas Costle, John A. Moore, John W. Pratt, Patrick Grant, Richard A. Farrell, Leland O. Erdahl, William A. Barron, III and Ralph Lowell, Jr. and acknowledged this instrument to be his free act and deed as of the 25th day of June, 1992.


                                               Regina M. Pisa
                                               ------------------------------
                                               Notary Public

                                               My commission expires: 1-24-97



corpsec/edgar/fit3/amend1